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Exhibit 5.01

[Intrado Inc. Letterhead]

March 30, 2005

Intrado Inc.
1601 Dry Creek Drive
Longmont, Colorado 80503

Re:
Registration of Common Stock pursuant to Registration Statement on Form S-8

Ladies and Gentlemen:

        I have acted as counsel to Intrado Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), of a public offering of up to 601,574 shares of the Company's common stock, $0.001 par value (the "Shares"), issued or to be issued under the Intrado Inc. 1998 Incentive Stock Option Plan, as amended, and the Intrado Inc. Employee Stock Purchase Plan (collectively, the "Employee Benefit Plans").

        In this capacity, I have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents, and other instruments of the Company relating to the authorization and issuance of the Shares and other matters as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In conducting my examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

        Based upon the foregoing, and in reliance thereon, I am of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefore and in compliance with the terms and conditions of the Employee Benefit Plans, will be legally and validly issued, fully paid, and non-assessable.

        I hereby consent to the incorporation of this opinion into the Registration Statement as Exhibit 5.01 thereto.

Very truly yours,
/s/ J. DAVID HERSHBERGER J. David Hershberger Corporate and Securities Counsel Intrado Inc.

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  Exhibit 5.01